EXHIBIT 10.6

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such Portions are marked “[*]” in this document; they have been filed separately with the Commission.

Amendment No. 5

To

QUALCOMM Globalstar Satellite Products Supply Agreement

No. 04-QC/NOG-PRODSUP-001

This Amendment No. 5 (“Amendment”) is entered into as of November 20, 2007 (“Amendment Effective Date”) by and between QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), Globalstar, Inc., a Delaware corporation (“Buyer”) and Globalstar Canada Satellite Company, a Canadian company (“GCSC”), with respect to the below stated facts.

This Amendment must be signed by November 20, 2007; otherwise, this Amendment offer is no longer valid.

RECITALS

A.  Qualcomm and Buyer executed the QUALCOMM Globalstar Satellite Products Supply Agreement No. 04-QC/NOG-PRODSUP-001 dated April 13, 2004, as amended (the “Agreement”), pursuant to which Qualcomm agreed to sell to Buyer, and Buyer agreed to purchase, Globalstar products from time to time for resale to customers under such Supply Terms and Conditions.

B.  Qualcomm and Buyer executed Amendment No. 1 dated May 25, 2005 to the Agreement, pursuant to which Qualcomm agreed to modify the Globalstar GSP-1600 Tri-Mode Satellite Phone to replace the LCD (“GSP-1600”) and make available a limited quantity of GSP-1600s and other Globalstar products to Globalstar for resale to its customers. Amendment No.1 also extended the Term of the Agreement through December 31, 2006.

C.  Qualcomm and Buyer executed Amendment No. 2 dated May 25, 2005 to the Agreement, pursuant to which Qualcomm agreed to manufacture, sell and deliver New Products to Globalstar for resale to its customers.  Amendment No. 2 also extended the Term of the Agreement through December 31, 2009.

D.  Qualcomm and Buyer executed Amendment No. 3 dated September 30, 2005 to the Agreement pursuant to which Qualcomm agreed to sell to Buyer additional GSP-1600s and other Globalstar products for resale to its customers.

E.  Qualcomm and Buyer executed Amendment No. 4 dated August 15, 2006 pursuant to which Buyer agreed to undertake to perform the final packaging of the GCK-1700 Car Kit and SDVM, including procurement of such packaging materials and antenna(s), and accordingly, (i) Buyer will no longer be required to deliver production GCK-1700 Car Kit and/or SDVM Antennas and applicable documentation to Qualcomm as set forth in Section 27 of the

Agreement, and (ii) Qualcomm will deliver GCK-1700 Car Kits and SDVMs, without antennas, as provided for in Section 26 of the Agreement.

F.  Qualcomm, Buyer and GCSC executed the Assignment and Performance Guarantee Agreement No. 06-QC/Globalstar-AA-001 GINC-C-06-0306 dated October 11, 2006 by which Globalstar assigned to GCSC, its rights, title and interests in and to Amendment 2 to the Agreement, including all rights and obligations arising under Purchase Orders issued pursuant to Amendment 2

G.  By this Amendment, the parties wish to amend the Agreement to further extend the Term, revise the Delivery Schedule for New Products, revise New Product pricing, and associated payment terms, and other terms as set forth below.

AGREEMENT

By this Amendment No. 5, the parties agree to the following:

1.               Attachments.  The following Attachments to Amendment No. 2 of the Agreement are hereby amended as follows:

a.               For New Products delivered after December 1, 2007, Attachment No. 1 to Amendment No. 2, Pricing and Quantities for Purchase Order for New Products is amended as set forth in the revised Attachment No. 1,, attached hereto.

b.              For New Products delivered after December 1, 2007, Attachment No. 1 (a) to Amendment No. 2, Delivery Schedule For New Products is amended as set forth in the revised Attachment No. 1(a), attached hereto.

c.               For New Products delivered after December 1, 2007, Attachment No. 2 to Amendment No. 2, Payment Terms Applicable to Purchase Order For New Products is amended as set forth in the revised Attachment No. 2, attached hereto.

2.               Section 20.1, Termination For Cause due to Breach by Buyer is hereby fully replaced with the following:

“20.1. Termination For Cause Due to Breach By Buyer.  Buyer’s cancellation, refusal of delivery, failure to make timely payments of any portion of the Purchase Order for New Products, including failure to make the partial payment and other payment requirements set forth in Revised Attachment 2 to Amendment No. 2 attached hereto, or failure to timely pay costs associated with Component Obsolescence — New Products as set forth in new Section 31 below, shall constitute a material default under this Agreement.  In such event, Qualcomm shall deliver written notice of its intent to terminate. If such material default is not cured within thirty (30) calendar days after the date of notice, Qualcomm shall have the right to (a) terminate this Agreement, (b) cancel any undelivered portions of the Purchase Order For New Products, subject to termination fees set forth in Section 20.2. and (c), in the event both parties have executed an Amendment to the current Master Ordering Agreement No. 04-QC/NOG-MOA-001 dated April 13, 2004 which extends the term of the Hotline/Help Desk Support for the Globalstar Program beyond April 14, 2008, QUALCOMM may immediately terminate the Master Ordering Agreement, including all Task Orders for Hotline/Help Desk Support, upon written notice to Buyer.

3. Section 30, Term Extension, is hereby modified as follows:

“30.        Term Extension.  The Term of the Agreement is extended to September 30, 2010, unless earlier terminated as provided for in the Agreement.”

4. Section 31,  Component Obsolescence — New Products is hereby added as follows:

“31.  Component Obsolescence — New Products.  Both parties agree that the delivery changes made in the Revised Delivery Schedule for New Products attached to this Amendment may result in end-of-life or obsolete component issues.  If Qualcomm is notified by vendor(s) that any component of a New Product is end-of-life or obsolete, and as a result Qualcomm is required to do a last-time-buy or re-engineer any part of the affected New Product in order to meet a  delivery that was revised as a result of the Revised Delivery Schedule, Buyer shall, each time this may occur, be responsible for all costs associated with such last-time-buy or re-engineering efforts that are in excess of [*] per New Product.  Qualcomm shall, at its earliest convenience, notify Buyer of such amount, and Buyer shall, within seven (7) calendar days of notice, provide written notice to Qualcomm of acceptance or rejection of such charges.  Upon receiving written acceptance of the costs, Qualcomm will invoice Buyer to be paid by Buyer NET30 days of date of invoice. Buyer’s rejection of the costs or lack of timely response shall constitute a material default under this Agreement, and in addition to the termination rights set forth in the Agreement, shall be subject to Section 20.

Qualcomm is not aware of end-of-life or obsolescence issues with respect to New Products as of the Amendment Effective Date.”

EFFECTIVENESS. Except as modified by this Amendment No. 5 as of the date set forth above, the Agreement shall remain in full force and effect.  No modification, amendment or other change may be made to this Amendment or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

IN WITNESS THEREOF, the parties have executed this Amendment No. 5 as of the date set forth above.

QUALCOMM Incorporated		Globalstar, Inc.

By:	/s/ Scott Becker	By:	/s/ William F. Adler

Name:	Scott Becker	Name:	William F. Adler

Title:	Sr. VP QES	Title:	VP Legal & Regulatory Affairs

Globalstar Canada Satellite Company

By:	/s/ Steven Bell

Name:	Steven Bell

Title:	SVP & GM

Revised Attachment No. 1 to Amendment No. 2

To the QUALCOMM Globalstar Satellite Products Supply Agreement

Agreement No. 04-QC/NOG-PRODSUP-001

Revised Pricing For New Products Delivered after December 1, 2007

Product Pricing for New Products Delivered after December 1, 2007

Product	Unit Price (for New Products delivered after December 1, 2007)
GSP-1700 Phone	[*]
GIK -1700 Car Kit	[*]
GSP-1720 SDVM	[*]
Wall Charger	[*]
Travel Charger	[*]
Cigarette Light Adapter	[*]

*Pricing for the GSP-1700 Phone is for delivery quantities of less than 5,000 units per calendar month.  If Buyer orders and takes delivery of more than 5,000 GSP-1700 Phones per month, the Unit Price for such order will remain at [*] per unit.

**Pricing for the GIK Car Kit is for delivery quantities of less than 1,714 units per calendar month.  If Buyer orders and takes delivery of more than 1,714 units per month, the Unit Price for such order will remain at [*] per unit.

*** Pricing for the GSP-1720 SDVM is for delivery quantities of less than 667 units per calendar month if Buyer orders and takes delivery of more than 667 units per month, the Unit Price for such order will remain at [*].

Total quantities for New Product remains as set forth in Attachment 1 to Amendment No. 2, Pricing and Quantities For Purchase Order For New Product.

Revised Attachment No. 1(a) to Amendment No. 2

To the QUALCOMM Globalstar Satellite Products Supply Agreement

Agreement No. 04-QC/NOG-PRODSUP-001

Revised Delivery Schedule for New Products

(Attached)

[*]

Revised Attachment No. 2 to Amendment No. 2

To the QUALCOMM Globalstar Satellite Products Supply Agreement

Agreement No. 04-QC/NOG-PRODSUP-001

Revised Payment Terms Applicable to Purchase Order For New Products

Upon execution of this Amendment No. 5, Buyer shall make a partial payment of the total outstanding amount owed to Qualcomm under this Agreement and any other agreement between the parties in the amount of $1,000,000. The remaining amounts owed to Qualcomm, including any amounts owed under separate agreements, shall be paid in full as required and in no event later than December 28th, 2007.

Subject to payment requirements set forth above, for all New Product deliveries made after December 1, 2007, [*] of Purchase Order For New Products  invoiced upon delivery of each unit; payment by Buyer NET 30 days from date of QUALCOMM’s invoice.

The balance of the total product price [*] for New Products delivered after December 1, 2007 shall be amortized over the final six (6) months of GSP-1700 phone deliveries as a credit to the invoiced amounts.

For New Product deliveries made on and subsequent to the October 29, 2009 delivery, if (i) Buyer continues to take delivery of the Revised Delivery Schedule amounts for all New Products as set forth in Attachment No. 1(A) to Amendment No. 2 — Revised Delivery Schedule for New Products and (ii) Buyer is current with all amounts due Qualcomm, the payment terms set forth in the original Attachment 2 to Amendment No. 2 shall apply. Any remaining pre-paid balance under this Agreement shall be amortized over the final six (6) months of GSP-1700 Phone delivers as a credit to invoiced amounts.